                                                                    EXHIBIT 10.2
                               FIRST AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT

     This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of September 30, 2000 by and between SPINCYCLE, INC., a Delaware corporation (the "Borrower") and ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company ("Lender")

                                   BACKGROUND

          A. Borrower and Lender are parties to a Loan and Security Agreement dated as of November 12, 1999 (as the same may be hereafter amended, modified or supplemented from time to time, the "Loan Agreement"), pursuant to which Lender extended to Borrower a $3,000,000 term loan.

          B. Borrower has requested that Lender modify its Tangible Net Worth covenant and its Capital Expenditures covenant.

          C. Lender is willing to modify such financial covenants, provided that Borrower and Lender enter into this Amendment and upon the terms and conditions set forth herein.

          D. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Loan Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          SECTION 1. AMENDMENTS TO LOAN AGREEMENT.

          1.1 Section 8.20(i) of the Loan Agreement is hereby amended to provide that for Borrower's 2000 Fiscal Year only, Borrower shall be permitted to make up to $2,000,000 in Capital Expenditures. After the end of Borrower's 2000 Fiscal Year, Borrower shall again be limited to up to $1,000,000 in Capital Expenditures in any Fiscal Year.

          1.2 Section 11.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "11.1 Tangible Net Worth. Borrower shall maintain its Tangible Net Worth in an amount of not less than the amount set forth opposite the periods set forth below, measured on a quarterly basis showing the results for each period during such Fiscal Quarter, as of the last day of each Fiscal Quarter:

                           MINIMUM TANGIBLE NET WORTH

Reporting Period                        Minimum Level
----------------                        -------------
FISCAL 2000
Period 7-Period 10                      $75,000,000
Period 11-Period 13                     $70,000,000

FISCAL 2001
Period 1-Period 5                       $70,000,000
Period 6-Period 7                       $65,000,000
Period 8                                $62,500,000
Period 9                                $60,000,000

                   SECTION 2. REPRESENTATIONS AND WARRANTIES.

          To induce Lender to amend the Loan Agreement and grant the requested waivers, Borrower represents and warrants to Lender that:

          2.1 Compliance with Loan Agreement. Upon the effectiveness of this Amendment, no Event of Default specified in Article VII of the Loan Agreement nor any event which would, upon notice or lapse of time, or both, constitute such an Event of Default, has occurred, and to the best of Borrower's knowledge, on the date hereof, Borrower is in compliance with the terms and provisions set forth in the Loan Agreement (as modified by this Amendment).

          2.2 Representations and Warranties. On the date hereof, the representations and warranties and covenants set forth in the Loan Agreement (as modified by this Amendment) are true and correct with the same effect as though such representations and warranties and covenants had been made on the date hereof, except to the extent that such representations and warranties and covenants expressly relate to an earlier date.

          2.3 Corporate Authority of Borrower. Borrower has full power and authority to enter into this Amendment, to borrow additional funds and to incur and perform the obligations provided for under this Amendment and the Loan Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body is required as a condition to the validity or enforceability of this Amendment.

          2.4 Amendment as Binding Agreement. This Amendment constitutes the valid and legally binding obligation of Borrower, fully enforceable against Borrower, in accordance with its terms.

          2.5 No Conflicting Agreements. To the best of Borrower's knowledge, the execution and performance by Borrower of this Amendment will not (i) violate any provision of law, any order of any court or other agency of government, or the Certificate of Incorporation or Bylaws of Borrower, or (ii) violate any indenture, contract, agreement or other instrument to which Borrower is a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower.


                        SECTION 3. CONDITIONS PRECEDENT.

          The agreement by Lender to amend the Loan Agreement is subject to the delivery by Borrower to Lender of the following:

          3.1 In form and substance satisfactory to Lender, such documents which Lender may reasonably request from Borrower to effect the intent of this Amendment. Without limiting the generality of the foregoing, Borrower shall deliver to Lender comparable documentation and other materials as Borrower delivers to Bank in connection with the parallel modification of that certain Amended and Restated Loan and Security Agreement dated as of November 17, 1999 between Bank and Borrower.


                         SECTION 4. GENERAL PROVISIONS.

          4.1 Except as amended by this Amendment, the terms and provisions of the Loan Agreement shall remain in full force and effect and are herby affirmed, confirmed and ratified in all respects. Borrower ratifies, confirms and affirms, without condition, all liens and security interests granted to Lender pursuant to the Loan Agreement and the Loan Documents, and Borrower agrees that such liens and security interests shall continue to secure the Obligations, including but not limited to, all loans made by Lender to Borrower under the Loan Agreement as amended by this Amendment.

          4.2 This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, and the obligations of Borrower under this Amendment are and shall arise absolutely and unconditionally upon the execution and delivery of this Amendment.

     4.3  This Amendment may be executed in any number of counterparts.

     4.4 Borrower hereby agrees to pay all out-of-pocket expenses incurred by Lender in connection with the preparation, negotiation and consummation of this Amendment, and all other documents related thereto, including without limitation, the reasonable fees and expenses of Lender's counsel, and any filing fees required in connection with the filing of any documents necessary to consummate the provisions of this Amendment.

     4.5 On or after the effective date hereof, each reference in the Loan Agreement or any of the Loan Documents to this "Agreement," the "Loan Agreement," or words of like import, shall unless the context otherwise requires, be deemed to refer to the Loan Agreement as amended hereby.

     IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                             Borrower:

                                             SPINCYCLE, INC.

                                             By:  /s/ Tim Yost
                                                  ------------------------------
                                             Title: VP Finance
                                                    ----------------------------


                                             LENDER:

                                             ALLIANCE LAUNDRY SYSTEMS LLC

                                             By:  /s/ Bruce P. Rounds
                                                  ------------------------------
                                             Title: Vice President - CFO
                                                    ----------------------------